Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

Andrea K. Tarbox	Wednesday, February 7, 2018
Executive Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS 2017 FOURTH QUARTER AND FULL YEAR RESULTS

NORTHBROOK, IL — February 7, 2018 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported preliminary results for the fourth quarter and year ended December 31, 2017.

As compared to 2016’s fourth quarter, results for 2017’s fourth quarter:

•                  Net sales of $859 million, up $81 million, or 10 percent

•                  Net income of $188 million, up $169 million, or 924 percent

•                  Diluted EPS of $1.90, up $1.71 per share, or 900 percent

Non U.S. GAAP financial measures for 2017’s fourth quarter as compared to 2016’s fourth quarter:

•                  Adjusted EBITDA of $136 million, up $44 million, or 48 percent

•                  Adjusted net income of $50 million, up $27 million, or 115 percent

•                  Adjusted diluted EPS of $0.51, up $0.27 per share, or 113 percent

As compared to the year ended December 31, 2016, results for the year ended December 31, 2017:

•                  Net sales of $3,316 million, up $239 million, or 8 percent

•                  Net income of $244 million, up $158 million, or 182 percent

•                  Diluted EPS of $2.47 up $1.59 per share, or 181 percent

Non U.S. GAAP financial measures for the year ended December 31, 2017 as compared to 2016’s year:

•                  Adjusted EBITDA of $437 million, up $53 million, or 14 percent

•                  Adjusted net income of $130 million, up $23 million, or 21 percent

•                  Adjusted diluted EPS of $1.32, up $0.22 per share, or 20 percent

Matthew Kaplan, President and Chief Executive Officer, stated, “Eleven years ago, we began a journey to build a world-class paper and packaging company with the resources and skills of our largest competitors— that focused on maximization of stockholder value and that treated our customers and employees like a small, family-oriented company. On January 29, 2018, we announced signing a definitive agreement to be acquired by WestRock for $35.00 per share, subject to customary closing conditions, including KapStone stockholder approval. We believe this acquisition is a compelling transaction for our stockholders and an exciting development for both KapStone and WestRock.”

Fourth Quarter Operating Highlights

Consolidated net sales of $859 million in the fourth quarter of 2017 were $81 million higher than 2016, reflecting higher prices for containerboard and corrugated products. Tons of paper sold in the paper and packaging segment increased to 731,000 tons during the fourth quarter of 2017 compared to 724,000 tons a year earlier. The Company’s average mill selling price of $698 per ton in the fourth quarter of 2017 was higher by $81 per ton compared to the fourth quarter of 2016 due to the combined impact of higher export and domestic containerboard selling prices and kraft paper prices.  Average mill selling prices were flat compared to the third quarter of 2017. Distribution segment sales increased by $14 million compared to the prior year quarter due to higher prices, partially offset by lower volume.

Net income of $188 million for the 2017 fourth quarter increased by $169 million compared to the 2016 fourth quarter. The current quarter includes a provisional tax benefit of $144 million associated with the passage of the Tax Cuts and Jobs Act on December 22, 2017. The tax benefit consists of a non-cash adjustment to re-measure deferred income tax liabilities at the new 21 percent federal statutory income tax rate compared to the prior 35 percent income tax rate.

Adjusted EBITDA for the fourth quarter of 2017 of $136 million increased by $44 million compared to the fourth quarter of 2016 as follows:

•                  $57 million due to higher selling prices,

•                  Higher sales volume of $3 million,

•                  Productivity improvements and cost savings of $10 million, and

•                  $6 million due to the impact of Hurricane Matthew in 2016, which did not recur.

These items were partially offset by:

•                  Higher compensation and benefit costs of $16 million,

•                  $7 million of higher planned maintenance outages, and

•                  Inflation of $8 million driven by higher OCC costs.

The effective income tax rate for the fourth quarter of 2017, when excluding the impact of the new tax law, was 31.4 percent compared to 32.6 percent for the fourth quarter of 2016.

Full Year Operating Highlights

Consolidated net sales for the year ended December 31, 2017, were $3,316 million, an increase of 8 percent, compared to 2016 sales of $3,077 million.  The increase was due to higher prices, a better product mix and higher volumes in the paper and packaging segment. The Company’s average mill selling price of $677 per ton in 2017 was higher by $54 per ton compared to 2016 due to the combined impact of higher export and domestic containerboard selling prices and kraft paper prices. Distribution segment sales increased by $31 million compared to 2016 due to higher prices, partially offset by lower volume.

Net income of $244 million for the year ended December 31, 2017 was higher than 2016’s $86 million by $158 million.  The increase was mainly due to a provisional tax benefit of $144 million based on the new tax law enacted on December 22, 2017.

Adjusted EBITDA for 2017 of $437 million increased by $53 million compared to 2016 as follows:

•                  $155 million due to higher selling prices,

•                  Higher sales volume and improved operating performance of $10 million, and

•                  $6 million due to the impact of Hurricane Matthew in 2016, which did not recur.

These items were partially offset by:

•                  $35 million of higher compensation and benefit costs,

•                  Inflation of $43 million driven by higher OCC costs, and

•                  Higher planned maintenance outage costs of $14 million.

The effective income tax rate for the year ended December 31, 2017, when excluding the impact of the new tax law, was 33.2 percent compared to 32.7 percent for 2016.

Cash Flow and Working Capital

Cash and cash equivalents increased by $17 million during the current quarter to $28 million at December 31, 2017. The Company generated $150 million of net cash from operating activities during the fourth quarter of 2017. Capital expenditures in the fourth quarter of 2017 were $30 million. The Company paid $10 million of dividends and made a voluntary debt repayment to reduce term loan borrowings by $80 million in the fourth quarter of 2017.

Cash and cash equivalents decreased by $1 million during 2017 compared to December 31, 2016, reflecting cash provided by operating activities of $325 million, $138 million for capital expenditures, and $34 million for a strategic investment to increase mill integration. Cash used by financing activities totaled $155 million reflecting $155 million of voluntary debt prepayments and $39 million of cash dividends paid to stockholders, partially offset by $39 million of net proceeds from the receivables credit facility.

At December 31, 2017, the Company had approximately $405 million of working capital and $486 million of revolver borrowing capacity.

Cancellation of Conference Call

Due to the signing of a definitive agreement to be acquired by WestRock, the conference call previously scheduled to be held on Thursday, February 8, 2018 is cancelled.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 23 converting plants and 60 distribution centers. The business has approximately 6,400 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes they are useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations; (8) realizing the synergies and benefits of strategic investments; (9) unanticipated business interruptions; and (10) various factors related to the pending transaction with WestRock, including but not limited to the ability of KapStone and WestRock to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), to receive the required approval of KapStone’s stockholders and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; negative effects of the announcement or the consummation of the transaction on the market price of WestRock’s or KapStone’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of the shares that may be issued in the transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of KapStone’s operations with those of WestRock will be greater than expected; the outcome of legally required consultation with employees, their works councils or other employee representatives; and the ability of KapStone and the combined company to retain and hire key personnel. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net sales	$858,682	$777,495	$3,315,660	$3,077,257

Cost and expenses:
Cost of sales, excluding depreciation and amortization	588,676	563,953	2,354,523	2,214,872
Depreciation and amortization	47,937	46,685	186,801	182,213
Freight and distribution expenses	74,201	71,236	299,872	279,023
Plant closure costs	1,241	—	10,208	—
Selling, general and administrative expenses	68,566	51,720	265,131	224,127
Multiemployer pension plan withdrawal expense	—	6,376	—	6,376
Operating income	78,061	37,525	199,125	170,646

Foreign exchange (gain) / loss	508	737	(993)	2,255
Equity method investments income	(375)	(548)	(1,752)	(548)
Loss on debt extinguishment	674	—	1,305	679
Interest expense, net	14,077	10,113	52,282	40,078
Income before provision (benefit) for income taxes	63,177	27,223	148,283	128,182
Provision (benefit) for income taxes	(124,532)	8,885	(95,220)	41,930
Net income	$187,709	$18,338	$243,503	$86,252

Net income per share:
Basic	$1.94	$0.19	$2.51	$0.89
Diluted	$1.90	$0.19	$2.47	$0.88

Weighted-average number of shares outstanding:
Basic	97,003,931	96,581,703	96,859,516	96,533,368
Diluted	98,815,063	97,888,469	98,615,101	97,777,066

Effective income tax rate	-197.1%	32.6%	-64.2%	32.7%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$187,709	$18,338	$243,503	$86,252
Interest expense, net	14,077	10,113	52,282	40,078
Provision (benefit) for income taxes	(124,532)	8,885	(95,220)	41,930
Depreciation and amortization	47,937	46,685	186,801	182,213
EBITDA (Non-GAAP)	$125,191	$84,021	$387,366	$350,473

Stock-based compensation expense	2,234	1,750	14,910	8,938
Acquisition, integration, start-up and other expenses	243	2,123	7,440	6,338
Longview piping inspection settlement	—	—	2,034	—
Union contract ratification cost	—	—	5,925	—
Plant closure costs	1,241	—	10,208	—
Loss on asset disposals	213	—	2,173	2,270
Change in fair value of contingent consideration liability	6,134	(2,979)	5,794	1,600
Severance expenses	—	533	—	7,560
Multiemployer pension plan withdrawal expense	—	6,376	—	6,376
Loss on debt extinguishment	674	—	1,305	679
Accumulated EBITDA adjustments	10,739	7,803	49,789	33,761
Adjusted EBITDA (Non-GAAP)	$135,930	$91,824	$437,155	$384,234

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$187,709	$18,338	$243,503	$86,252
Accumulated EBITDA adjustments	10,739	7,803	49,789	33,761
Accumulated tax adjustments	(4,027)	(2,926)	(18,671)	(12,660)
Tax impact of Tax Cuts and Jobs Act	(144,387)	—	(144,387)	—
Adjusted Net Income (Non-GAAP)	$50,034	$23,215	$130,234	$107,353

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$1.90	$0.19	$2.47	$0.88
Accumulated EBITDA adjustments	0.11	0.08	0.50	0.35
Accumulated tax adjustments	(0.04)	(0.03)	(0.19)	(0.13)
Tax impact of Tax Cuts and Jobs Act	(1.46)	—	(1.46)	—
Adjusted Diluted EPS (Non-GAAP)	$0.51	$0.24	$1.32	$1.10

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2017	2016
	(Preliminary and Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,065	$29,385
Trade accounts receivable, net of allowances	443,462	392,962
Other receivables	23,289	13,562
Inventories	315,575	322,664
Prepaid expenses and other current assets	17,470	10,247
Total current assets	827,861	768,820

Plant, property and equipment, net	1,453,607	1,441,557
Other assets	24,431	25,468
Intangible assets, net	297,475	314,413
Goodwill	720,611	705,617
Total assets	$3,323,985	$3,255,875

Liabilities and Stockholders’ Equity
Current liabilities:
Capital lease obligation	$30	$—
Dividend payable	10,302	10,052
Accounts payable	199,574	189,350
Accrued expenses	105,951	76,480
Accrued compensation costs	75,215	48,840
Accrued income taxes	31,458	15,971
Total current liabilities	422,530	340,693

Long-term debt, net of current portion	1,374,502	1,485,323
Long-term financing obligations	82,199	—
Capital lease obligation	4,595	—
Pension and post-retirement benefits	14,196	34,207
Deferred income taxes	252,101	405,561
Other liabilities	36,848	85,761
Total other liabilities	1,764,441	2,010,852

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	291,629	275,970
Retained earnings	894,061	689,668
Accumulated other comprehensive loss	(48,686)	(61,318)
Total stockholders’ equity	1,137,014	904,330
Total liabilities and stockholders’ equity	$3,323,985	$3,255,875

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating activities:
Net income	$187,709	$18,338	$243,503	$86,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	40,193	39,175	155,903	149,318
Amortization of intangible assets	7,744	7,510	30,898	32,895
Stock-based compensation expense	2,234	1,750	14,910	8,938
Pension and postretirement	(1,321)	(2,106)	(3,292)	(3,694)
Excess tax benefit from stock-based compensation	—	57	—	207
Amortization of debt issuance costs	1,230	1,179	4,787	4,804
Loss on debt extinguishment	674	—	1,305	679
Loss on disposal of assets	1,587	443	5,372	3,599
Deferred income taxes	(151,678)	(14,660)	(157,918)	(14,440)
Change in fair value of contingent consideration liability	6,134	(2,979)	5,794	1,600
Equity method investments income, net of cash received	(375)	(548)	98	(548)
Plant closure costs	(521)	—	7,522	—
Provision for bad debts	98	—	3,024	—
Multiemployer pension plan withdrawal expense	—	6,376	—	6,376
Changes in operating assets and liabilities	55,841	14,998	13,562	5,934
Net cash provided by operating activities	$149,549	$69,533	$325,468	$281,920

Investing activities:
Capital expenditures	(30,346)	(27,619)	(138,358)	(126,865)
Purchase of intangible assets	—	(500)	—	(2,525)
Acquisition, net of cash acquired	—	—	(33,500)	(15,438)
Equity method investments	—	(57)	—	(11,807)
Proceeds from the sales of assets	472	—	472	4,881
Net cash (used in) investing activities	$(29,874)	$(28,176)	$(171,386)	$(151,754)

Financing activities:
Proceeds from revolving credit facility	$74,500	$97,800	$422,000	$451,000
Repayments on revolving credit facility	(77,000)	(109,300)	(422,000)	(457,400)
Proceeds from receivables credit facility	14,666	6,445	89,914	43,001
Repayments on receivables credit facility	(23,662)	(6,675)	(50,338)	(39,342)
Proceeds from long-term debt	—	—	—	—
Repayments on long-term debt	(80,000)	—	(155,000)	(64,687)
Repayments on long-term financial obligations	(232)	—	(495)	—
Payment of loan amendment costs	—	—	(1,488)	(2,250)
Proceeds from other current borrowings	—	—	6,214	—
Repayments on other current borrowings	(2,084)	—	(6,214)	—
Repayments on capital lease obligation	(3)	—	(22)	—
Cash dividends paid	(9,696)	(9,735)	(38,722)	(38,736)
Payment of withholding taxes on vested stock awards	(13)	31	(1,884)	(810)
Proceeds from exercises of stock options	645	70	1,686	858
Proceeds from issuance of shares to ESPP	—	—	972	971
Other	(25)	(57)	(25)	(207)
Net cash (used in) financing activities	$(102,904)	$(21,421)	$(155,402)	$(107,602)

Net increase (decrease) in cash and cash equivalents	16,771	19,936	(1,320)	22,564
Cash and cash equivalents-beginning of period	11,294	9,449	29,385	6,821
Cash and cash equivalents-end of period	$28,065	$29,385	$28,065	$29,385

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Preliminary and Unaudited)

	Net Sales
Three Months Ended December 31, 2017	Trade	Inter- segment	Total	Segment Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at Dec. 31, 2017
Paper and Packaging	$608,298	$18,397	$626,695	$85,379	$40,280	$27,665	$2,620,391
Distribution	250,384	—	250,384	11,046	5,853	397	652,544
Corporate	—	—	—	(18,364)	1,804	2,284	51,050
Intersegment eliminations	—	(18,397)	(18,397)	—	—	—	—
	$858,682	$—	$858,682	$78,061	$47,937	$30,346	$3,323,985

	Net Sales
Three Months Ended December 31, 2016	Trade	Inter- segment	Total	Segment Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at Dec. 31, 2016
Paper and Packaging	$541,047	$16,422	$557,469	$36,103	$38,716	$24,502	$2,541,634
Distribution	236,448	—	236,448	7,349	5,869	415	658,208
Corporate	—	—	—	(5,927)	2,100	2,702	56,033
Intersegment eliminations	—	(16,422)	(16,422)	—	—	—	—
	$777,495	$—	$777,495	$37,525	$46,685	$27,619	$3,255,875

	Net Sales
Year Ended December 31, 2017	Trade	Inter- segment	Total	Segment Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures
Paper and Packaging	$2,335,114	$86,509	$2,421,623	$227,388	$155,605	$129,360
Distribution	980,546	—	980,546	30,204	23,667	2,258
Corporate	—	—	—	(58,467)	7,529	6,740
Intersegment eliminations	—	(86,509)	(86,509)	—	—	—
	$3,315,660	$—	$3,315,660	$199,125	$186,801	$138,358

	Net Sales
Year Ended December 31, 2016	Trade	Inter- segment	Total	Segment Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures
Paper and Packaging	$2,127,220	$72,089	$2,199,309	$181,157	$151,506	$116,022
Distribution	950,037	—	950,037	29,296	23,027	4,349
Corporate	—	—	—	(39,807)	7,680	6,494
Intersegment eliminations	—	(72,089)	(72,089)	—	—	—
	$3,077,257	$—	$3,077,257	$170,646	$182,213	$126,865

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Paper and Packaging	2017	2016	2017	2016
Segment operating income	$85,379	$36,103	$227,388	$181,157
Equity method investments income	(375)	(548)	(1,752)	(548)
Foreign exchange (gain) / loss	(110)	479	(919)	461
Loss on debt extinguishment	674	—	1,305	—
Depreciation and amortization	40,280	38,716	155,605	151,506
EBITDA	125,470	74,888	384,359	332,750
Severance expenses	—	(448)	—	5,550
Acquisition, integration, start-up and other expenses	1,075	(550)	4,381	1,269
Longview piping inspection settlement	—	—	2,034	—
Plant closure costs	1,241	—	10,208	—
Loss on asset disposals	213	—	858	1,710
Union contract ratification costs	—	—	5,925	—
Loss on debt extinguishment	674	—	1,305	—
Multiemployer pension plan withdrawal expense	—	6,376	—	6,376
Adjusted EBITDA	$128,673	$80,266	$409,070	$347,655
Adjusted EBITDA margin	20.5%	14.4%	16.9%	15.8%

	Quarter Ended December 31,		Year Ended December 31,
Distribution	2017	2016	2017	2016
Segment operating income	$11,046	$7,349	$30,204	$29,296
Foreign exchange (gain) / loss	618	258	(74)	1,794
Depreciation and amortization	5,853	5,869	23,667	23,027
EBITDA	16,281	12,960	53,945	50,529
Acquisition, integration, start-up and other expenses	(1,343)	2,126	371	3,780
Loss on asset disposals	—	—	1,315	—
Severance expenses	—	981	—	1,614
Adjusted EBITDA	$14,938	$16,067	$55,631	$55,923
Adjusted EBITDA margin	6.0%	6.8%	5.7%	5.9%

	Quarter Ended December 31,		Year Ended December 31,
Corporate	2017	2016	2017	2016
Segment operating (loss)	$(18,364)	$(5,927)	$(58,467)	$(39,807)
Loss on debt extinguishment	—	—	—	679
Depreciation and amortization	1,804	2,100	7,529	7,680
EBITDA	(16,560)	(3,827)	(50,938)	(32,806)
Stock-based compensation expense	2,234	1,750	14,910	8,938
Acquisition, integration, start-up and other expenses	511	547	2,688	1,289
Loss on asset disposals	—	—	—	560
Change in fair value of contingent consideration liability	6,134	(2,979)	5,794	1,600
Loss on debt extinguishment	—	—	—	679
Severance expenses	—	—	—	396
Adjusted EBITDA	$(7,681)	$(4,509)	$(27,546)	$(19,344)

	Quarter Ended December 31,		Year Ended December 31,
Consolidated	2017	2016	2017	2016
Segment operating income	$78,061	$37,525	$199,125	$170,646
Equity method investments income	(375)	(548)	(1,752)	(548)
Foreign exchange (gain) / loss	508	737	(993)	2,255
Loss on debt extinguishments	674	—	1,305	679
Depreciation and amortization	47,937	46,685	186,801	182,213
EBITDA	125,191	84,021	387,366	350,473
Stock-based compensation expense	2,234	1,750	14,910	8,938
Acquisition, integration, start-up and other expenses	243	2,123	7,440	6,338
Longview piping inspection settlement	—	—	2,034	—
Union contract ratification costs	—	—	5,925	—
Plant closure costs	1,241	—	10,208	—
Loss on asset disposals	213	—	2,173	2,270
Change in fair value of contingent consideration liability	6,134	(2,979)	5,794	1,600
Loss on debt extinguishment	674	—	1,305	679
Severance expenses	—	533	—	7,560
Multiemployer pension plan withdrawal expense	—	6,376	—	6,376
Adjusted EBITDA	$135,930	$91,824	$437,155	$384,234

KapStone Paper and Packaging Corporation

Summary of Interest Expense, net

(In thousands)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Interest on term loans and revolver	$9,862	$7,496	$39,009	$31,599
Interest on receivables securitization facility	1,681	1,500	5,618	3,940
Sub-total	11,543	8,996	44,627	35,539

Amortization of debt issuance costs	1,230	1,179	4,787	4,804
Implicit interest on long-term financing obligations	1,529	—	3,305	—
Interest on capital lease obligation	133	—	489	—
Other interest	13	16	76	7
Capitalized interest	(326)	(36)	(816)	(187)
Interest income	(45)	(42)	(186)	(85)
Total interest expense, net	$14,077	$10,113	$52,282	$40,078